April 2, 2018

Mr. Jack Scott

Spindle, Inc.

1200 S. Alma School Rd., Ste. 12500

Mesa, AZ 85210

Dear Jack,

As discussed, for personal reasons I will take up to an 45 day leave of absence from my duties as CFO of Spindle, Inc., effective immediately. I will remain on the Board of Directors.

Sincerely,

/s/ Habib Yunus

Habib Yunus